UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2016

STELLAR BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54598	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

Port Hueneme, California 93041

(Address of principal executive offices) (Zip Code)

(805) 488-2800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Form 8-K/A amends Item 5.07(b) of the Form 8-K filed by Stellar Biotechnologies, Inc. (the “Company”) on March 18, 2016 (the “Original Form 8-K”), which provided the voting results for the proposals submitted to shareholders at the Company’s 2016 Annual General Meeting of Shareholders held on March 17, 2016, to correct a calculation error in the total number of votes reported in the Original Form 8-K. The amended numbers had no impact on the outcome of the matters voted upon.

Election of Directors

NOMINEE	FOR VOTES	WITHHELD VOTES	BROKER NON-VOTES
Frank R. Oakes	1,216,155	11,782	2,638,443
David L. Hill	1,215,685	12,252	2,638,443
Mayank Sampat	1,214,297	13,640	2,638,443
Daniel E. Morse	1,215,652	12,285	2,638,443
Gregory T. Baxter	1,215,040	12,897	2,638,443
Tessie M. Che	1,211,150	16,787	2,638,443

Appointment of Moss Adams LLP as the Company’s Auditors and Independent Registered Public Accounting Firm

FOR VOTES	WITHHELD VOTES	BROKER NON-VOTES
3,834,289	32,091	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: March 22, 2016	By:	/s/ Kathi Niffenegger
Name: Kathi Niffenegger
Title: Chief Financial Officer